Exhibit(a)(12)

                             SCUDDER MUNICIPAL TRUST

                                  Amendment to
                     Establishment and Designation of Series
                     of Beneficial Interest, $.01 Par Value


         The undersigned, being a majority of the duly elected and qualified Trustees of Scudder Municipal Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Section 5.11 of the Amended and Restated Declaration of Trust dated December 8, 1987, as amended from time to time, do hereby amend the Amended Establishment and Designation of Series of Shares of Beneficial Interest, $.01 par value, previously filed with the Secretary of the Commonwealth of Massachusetts on November 6, 1987 (the "Designation") such that the Series of the Trust currently designated as Scudder Managed Municipal Bonds is hereby redesignated as Scudder Managed Municipal Bond Fund. Therefore,
Section 1 of the Designation shall hereby be replaced with the following:

         1.       The Funds shall be designated as follows:

                  Scudder High Yield Tax Free Fund
                  Scudder Managed Municipal Bond Fund

         All other terms and conditions of the Designation shall remain in effect.

         The foregoing Amendment to the Establishment and Designation of Series of Beneficial Interest, $.01 Par Value shall be effective October 1, 2002.

         IN WITNESS WHEREOF, the undersigned have this day signed this instrument.

    /s/Henry P. Becton                       /s/Dawn-Marie Driscoll
    -----------------------------------      -----------------------------------
    Henry P. Becton, Jr., as Trustee         Dawn-Marie Driscoll, as Trustee

    /s/Edgar R. Fiedler                      /s/Keith R. Fox
    -----------------------------------      -----------------------------------
    Edgar R. Fiedler, as Trustee             Keith R. Fox, as Trustee

    /s/Richard T. Hale                       /s/Louis E. Levy
    -----------------------------------      -----------------------------------
    Richard T. Hale, as Trustee              Louis E. Levy, as Trustee

    /s/Jean Gleason Stromberg                /s/Jean C. Tempel
    -----------------------------------      -----------------------------------
    Jean Gleason Stromberg, as Trustee       Jean C. Tempel, as Trustee

    /s/Carl W. Vogt
    -----------------------------------
    Carl W. Vogt, as Trustee